Exhibit 99.1
BRINKER INTERNATIONAL REPORTS FIRST QUARTER FISCAL 2027 RESULTS AND UPDATES FISCAL 2027 GUIDANCE
DALLAS (October 28, 2026) – Brinker International, Inc. (NYSE: EAT) today announced its financial results for the first quarter ended September 23, 2026 and updated guidance for fiscal 2027.
First Quarter Fiscal 2027 Financial Highlights
“Chili’s delivered its 22nd consecutive quarter of same-store sales growth, up +10%, lapping a +21% from last year and a +14% from 2024 for a 3 year cumulative comp of +52%,” said Kevin Hochman, President and CEO of Brinker International. “The Chili’s flywheel of sustainable growth and market share gains keeps spinning, with industry leading value, world class marketing, and continued investments in operations that both attract new guests and keep regular guests coming back.”
In the first quarter of fiscal 2027, Company sales were $1,461.2 million compared to $1,335.4 million in the first quarter of fiscal 2026. Company comparable restaurant sales increased 9.1% in the first quarter of fiscal 2027, including 10.1% for Chili’s, as the brand drove positive traffic and continued outperformance against the casual dining industry. Our first quarter results reflect the continued success of our ongoing brand initiatives to improve the guest experience, further strengthened by the highly successful launch of our Big Crispy® chicken sandwich.
Net cash provided by operating activities was $169.1 million in the first quarter of fiscal 2027, compared to $120.8 million in the first quarter of fiscal 2026, driven primarily by an increase in operating income. Free cash flow, non-GAAP was $105.7 million in the first quarter of fiscal 2027, compared to $62.2 million in the first quarter of fiscal 2026. During the first quarter of fiscal 2027, the Company utilized operational cash flow to repurchase $125.0 million of the Company’s common stock and lowered its cost of capital by redeeming the outstanding $350.0 million 8.25% notes using funding from the revolving credit facility.
Financial results for the first quarter of fiscal 2027 and fiscal 2026 were as follows (in millions, except per share amounts and percentages):

	First Quarter
	2027	2026	Variance
Company sales	$1,461.2	$1,335.4	$125.8
Total revenues	$1,475.6	$1,349.2	$126.4

Operating income	$151.0	$117.9	$33.1
Operating income as a % of Total revenues	10.2%	8.7%	1.5%
Restaurant operating margin, non-GAAP(1)	$258.0	$215.8	$42.2
Restaurant operating margin as a % of Company sales, non-GAAP(1)	17.7%	16.2%	1.5%
Net income	$113.3	$99.5	$13.8
Adjusted EBITDA, non-GAAP(1)	$209.1	$172.4	$36.7

Net income per diluted share	$2.64	$2.17	$0.47
Net income per diluted share, excluding special items, non-GAAP(1)	$2.77	$1.93	$0.84

Net cash provided by operating activities, GAAP	$169.1	$120.8	$48.3
Free cash flow, non-GAAP(1)	$105.7	$62.2	$43.5

Comparable Restaurant Sales(2)

Q1:27 vs 26
Brinker	9.1%
Chili’s	10.1%
Maggiano’s	(3.4)%
(1)See Non-GAAP Information and Reconciliations section below for more details.
(2)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed for 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
Updates to Full Year Fiscal 2027 Guidance
We are providing certain updated financial guidance for fiscal 2027, which includes a 53rd operating week in the fourth quarter. We estimate the impact of the additional operating week to be an increase of approximately 2.0% in Total revenues and $0.70 in Net income per diluted share, excluding special items, non-GAAP:

	Updated Fiscal 2027 Guidance	Previous Fiscal 2027 Guidance
Total revenues	$6.23 - $6.33 billion	$6.15 - $6.27 billion
Net income per diluted share, excluding special items, non-GAAP	$13.30 - $13.90	$12.60 - $13.40

Previous Fiscal 2027 Guidance remains the same for the following:

Capital expenditures	$265.0 - $285.0 million
Diluted weighted average shares	42.0 - 43.0 million
The risks outlined in the Forward-Looking Statements paragraph of this press release, among other risks, could cause actual results to differ materially from forecasted results. We are unable to reliably forecast special items without unreasonable effort. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.

First Quarter of Fiscal 2027 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended September 23, 2026 and September 24, 2025:

	Chili’s			Maggiano’s
	First Quarter		Variance	First Quarter		Variance
	2027	2026		2027	2026
Company sales	$1,366.5	$1,236.2	$130.3	$94.7	$99.2	$(4.5)
Franchise revenues	14.2	13.5	0.7	0.2	0.3	(0.1)
Total revenues	$1,380.7	$1,249.7	$131.0	$94.9	$99.5	$(4.6)

Company restaurant expenses(1)	$1,111.3	$1,022.6	$88.7	$91.8	$96.8	$(5.0)
Company restaurant expenses as a % of Company sales	81.3%	82.7%	(1.4)%	96.9%	97.6%	(0.7)%

Operating income (loss), GAAP	$205.0	$169.0	$36.0	$(3.6)	$(4.1)	$0.5
Operating income (loss) as a % of Total revenues	14.8%	13.5%	1.3%	(3.8)%	(4.1)%	0.3%

Restaurant operating margin, non-GAAP(2)	$255.2	$213.6	$41.6	$2.9	$2.4	$0.5
Restaurant operating margin as a % of Company sales, non-GAAP(2)	18.7%	17.3%	1.4%	3.1%	2.4%	0.7%
(1)Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
(2)See Non-GAAP Information and Reconciliations section below for more details.
Chili’s
•Chili’s Company sales increased primarily due to favorable comparable restaurant sales driven by higher traffic and menu pricing.
•Chili’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to sales leverage, partially offset by unfavorable commodity costs, higher hourly labor, advertising, repairs and maintenance, worker’s compensation and general liability insurance, delivery fees and to-go supplies, and other restaurant expenses.
•Chili’s franchisees generated sales of approximately $296.7 million for the first quarter of fiscal 2027 compared to $269.5 million for the first quarter of fiscal 2026.
Maggiano’s
•Maggiano’s Company sales decreased primarily due to lower traffic, partially offset by menu pricing.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to lower advertising, delivery fees and to-go supplies, and other restaurant expenses, partially offset by sales deleverage and higher rent and manager salaries.
Corporate
•On a GAAP basis, the effective income tax rate was 10.8% in the first quarter of fiscal 2027. The effective income tax rate is lower than the statutory rate of 21.0% primarily due to leverage of the FICA tip credit and excess tax benefits from stock based compensation. Excluding the impact of special items, the effective income tax rate was 19.0% in the first quarter of fiscal 2027.
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Brinker Investor Relations page. The call will be broadcast live today, October 28, 2026 at 10 a.m. CDT:
https://investors.brinker.com/events-and-presentations/
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter.
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, and Maggiano’s Little Italy.® Founded in 1975 in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in the United States, 28 other countries and two U.S. territories. Our passion is making everyone feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, operations, technology and assets, and our financial performance; the impact of current and potential tariffs and trade barriers; the impact of competition, including competitors employing our same strategies or discounting their offerings; changes in consumer preferences, including shifts in their brand preferences; food-borne illness outbreaks; consumer perception of food safety; reduced consumer discretionary spending; governmental regulations; the effectiveness of the Company's business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; increasing regulation surrounding wage inflation and competitive labor markets; the impact of social media, including the potential governmental ban of platforms used by the Company in its marketing initiatives; reputational damage or unfavorable publicity for our brands, which may result from actions of franchisees not within our control; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; our pursuit of or failure to comply with new environmental and sustainability requirements; our pursuit of or failure to achieve any goals, targets or objectives with respect to sustainability matters; adverse weather conditions; terrorist acts; cybersecurity, artificial intelligence and phishing threats; health epidemics or pandemics; tax reform; inadequate insurance coverage; and limitations imposed by our credit agreements as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended
	September 23, 2026	September 24, 2025
Revenues
Company sales	$1,461.2	$1,335.4
Franchise revenues	14.4	13.8
Total revenues	1,475.6	1,349.2
Operating costs and expenses
Food and beverage costs	378.4	344.6
Restaurant labor	458.9	431.0
Restaurant expenses	365.9	344.0
Depreciation and amortization	55.7	53.6
General and administrative	63.3	57.2
Other (gains) and charges(1)	2.4	0.9
Total operating costs and expenses	1,324.6	1,231.3
Operating income	151.0	117.9
Interest expenses(2)	24.6	10.5
Other income, net	(0.6)	(0.2)
Income before income taxes	127.0	107.6
Provision for income taxes	13.7	8.1
Net income	$113.3	$99.5

Basic net income per share	$2.69	$2.23

Diluted net income per share	$2.64	$2.17

Basic weighted average shares outstanding	42.1	44.7

Diluted weighted average shares outstanding	43.0	45.8

Other comprehensive income (loss)
Foreign currency translation adjustment	$—	$(0.1)
Comprehensive income	$113.3	$99.4

(1)Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited):

	Thirteen Week Periods Ended
	September 23, 2026	September 24, 2025
Gift card inventory write-offs	$1.1	$—
Severance and other benefit charges	0.6	1.5
Litigation & claims, net	0.5	0.7
Restaurant closure asset write-offs and charges	0.3	0.6
Acquisition-related costs, net	0.3	—
Lease modification gain, net	(0.5)	—
Casualty losses, net	—	(2.3)
Other, net	0.1	0.4
Total other (gains) and charges	$2.4	$0.9
(2)Interest expenses includes a $17.6 million loss on debt extinguishment resulting from the early redemption of our 8.25% notes on July 15, 2026.
BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 23, 2026	June 24, 2026
ASSETS
Total current assets	$221.5	$307.7
Net property and equipment	1,009.0	967.4
Operating lease assets	1,209.4	1,205.9
Deferred income taxes, net	66.6	69.1
Other assets	270.2	264.9
Total assets	$2,776.7	$2,815.0
LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$643.6	$676.7
Long-term debt and finance leases, less current installments	451.0	419.7
Long-term operating lease liabilities, less current portion	1,197.3	1,194.3
Other liabilities	84.9	80.6
Total shareholders’ equity	399.9	443.7
Total liabilities and shareholders' equity	$2,776.7	$2,815.0

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Thirteen Week Periods Ended
	September 23, 2026	September 24, 2025
Cash flows from operating activities
Net income	$113.3	$99.5
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	55.7	53.6
Deferred income taxes, net	2.5	2.9
Non-cash other (gains) and charges	1.3	0.8
Stock-based compensation	8.3	7.9
Net loss on disposal of assets	2.6	2.2
Loss on debt extinguishment	17.6	—
Other	0.3	0.5
Changes in assets and liabilities	(32.5)	(46.6)
Net cash provided by operating activities	169.1	120.8
Cash flows from investing activities
Payments for property and equipment	(63.4)	(58.6)
Payments for franchise restaurant acquisitions	(27.1)	—
Proceeds from sale of assets	—	0.2
Insurance recoveries	—	0.5
Net cash used in investing activities	(90.5)	(57.9)
Cash flows from financing activities
Borrowings on revolving credit facility	470.0	255.0
Payments on revolving credit facility	(95.0)	(165.0)
Payments on long-term debt and extinguishment premium	(368.0)	(3.9)
Purchases of treasury stock	(165.2)	(134.5)
Proceeds from issuance of treasury stock	0.3	0.2
Net cash used in financing activities	(157.9)	(48.2)
Net change in cash and cash equivalents	(79.3)	14.7
Cash and cash equivalents at beginning of period	110.0	18.9
Cash and cash equivalents at end of period	$30.7	$33.6

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2027 New Openings
	Total Restaurants Open at September 23, 2026	Total Restaurants Open at September 24, 2025	First Quarter Openings	Full Year Projected Openings
Company-owned restaurants
Chili’s domestic(1)	1,122	1,109	—	4
Chili’s international	4	4	—	—
Maggiano’s domestic	48	48	—	—
Total Company-owned	1,174	1,161	—	4
Franchise restaurants
Chili’s domestic	88	99	1	1-2
Chili’s international	376	367	9	25-30
Maggiano’s domestic	3	3	—	—
Total franchise	467	469	10	26-32
Total Company-owned and franchise
Chili’s domestic	1,210	1,208	1	5-6
Chili’s international	380	371	9	25-30
Maggiano’s domestic	51	51	—	—
Total	1,641	1,630	10	30-36
(1)During the first quarter of fiscal 2027, we acquired 12 Chili's domestic restaurants previously owned by a franchisee. The acquisition of these restaurants is not reflected in the First Quarter Openings or Full Year Projected Openings totals as these are existing restaurant locations transitioning ownership. These acquired restaurants are included in the Total Restaurants Open at September 23, 2026.
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift Impact(2)		Traffic Impact
	Q1:27 vs 26	Q1:26 vs 25	Q1:27 vs 26	Q1:26 vs 25	Q1:27 vs 26	Q1:26 vs 25	Q1:27 vs 26	Q1:26 vs 25
Company-owned	9.1%	18.8%	3.6%	4.1%	—%	4.1%	5.5%	10.6%
Chili’s	10.1%	21.4%	3.7%	4.0%	—%	4.3%	6.4%	13.1%
Maggiano’s	(3.4)%	(6.4)%	2.0%	5.9%	(0.3)%	0.5%	(5.1)%	(12.8)%
Franchise(3)	7.4%	19.0%
U.S.	11.8%	23.1%
International	4.8%	16.5%
Chili’s domestic(4)	10.4%	21.6%
System-wide(5)	8.9%	18.9%
(1)Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)Franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.
(4)Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.
(5)System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	First Quarter
	Q1 27	EPS Q1 27	Q1 26	EPS Q1 26
Net income, GAAP	$113.3	$2.64	$99.5	$2.17
Special items - Other (gains) and charges(1)	2.4	0.05	0.9	0.02
Special items - Loss on debt extinguishment(2)	17.6	0.41	—	—
Income tax effect related to special items(3)	(5.0)	(0.12)	(0.2)	—
Special items, net of taxes	15.0	0.34	0.7	0.02
Adjustment for special tax items(4)	(9.2)	(0.21)	(11.7)	(0.26)
Net income, excluding special items, non-GAAP	$119.1	$2.77	$88.5	$1.93
(1)See footnote (1) to the Consolidated Statements of Comprehensive Income (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)See footnote (2) to the Consolidated Statements of Comprehensive Income (Unaudited) for additional details.
(3)Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period.
(4)Adjustment for special tax items primarily represents excess tax benefits associated with stock-based compensation.
Reconciliation of Free Cash Flow (in millions)
Brinker management uses Free cash flow, which is calculated as Net cash provided by operating activities less Payments for property and equipment, both reported under GAAP. The most directly comparable GAAP financial measure is Net cash provided by operating activities. Management believes that the free cash flow measure is important to investors and that investors benefit from having a measure that communicates how much cash flow is available for working capital needs, acquisitions, common stock repurchases, or other discretionary financing initiatives.

	Q1 27	Q1 26
Net cash provided by operating activities, GAAP	$169.1	$120.8
Payments for property and equipment, GAAP	(63.4)	(58.6)
Free cash flow, non-GAAP	$105.7	$62.2

Reconciliation of Restaurant Operating Margin (in millions, except percentages)

	Chili’s		Maggiano’s		Brinker
	Q1 27	Q1 26	Q1 27	Q1 26	Q1 27	Q1 26
Operating income (loss), GAAP	$205.0	$169.0	$(3.6)	$(4.1)	$151.0	$117.9
Operating income as a % of Total revenues	14.8%	13.5%	(3.8)%	(4.1)%	10.2%	8.7%

Operating income (loss), GAAP	$205.0	$169.0	$(3.6)	$(4.1)	$151.0	$117.9
Less: Franchise revenues	(14.2)	(13.5)	(0.2)	(0.3)	(14.4)	(13.8)
Plus: Depreciation and amortization	48.1	46.7	4.7	4.2	55.7	53.6
General and administrative	14.9	12.7	1.5	1.6	63.3	57.2
Other (gains) and charges	1.4	(1.3)	0.5	1.0	2.4	0.9
Restaurant operating margin, non-GAAP	$255.2	$213.6	$2.9	$2.4	$258.0	$215.8
Restaurant operating margin as a % of Company sales, non-GAAP	18.7%	17.3%	3.1%	2.4%	17.7%	16.2%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.
Reconciliation of Adjusted EBITDA (in millions)
Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to net income as an indicator of financial performance. Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. We define Adjusted EBITDA as Net income before Provision for income taxes, Other income, net, Interest expenses, Depreciation and amortization and Other (gains) and charges.

	Quarter
	Q1 27	Q1 26
Net income - GAAP	$113.3	$99.5
Provision for income taxes	13.7	8.1
Other income, net	(0.6)	(0.2)
Interest expenses	24.6	10.5
Depreciation and amortization	55.7	53.6
Other (gains) and charges	2.4	0.9
Adjusted EBITDA, non-GAAP	$209.1	$172.4

FOR ADDITIONAL INFORMATION, CONTACT:

KIM SANDERS
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019